SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2004

Accredited Mortgage Loan Trust 2004-3

(Issuer with respect to Securities)

Accredited Home Lenders, Inc.

(Exact name of Registrant as specified in its charter)

California	333-109964	33-0426859
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Attention: General Counsel 15090 Avenue of Science San Diego, CA		92128
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 676-2100

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Description of the Notes and the Mortgage Loans

Accredited Home Lenders, Inc. (the “Registrant”) has registered issuances of an aggregate of up to $5,700,000,000 in principal amount of asset-backed securities, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), by a Registration Statement on Form S-3 (Registration File No. 333-109964) (as amended, the “Registration Statement”). Pursuant to the Registration Statement, Accredited Mortgage Loan Trust 2004-3, a Delaware statutory trust, issued $994,821,000 in aggregate principal amount of its Accredited Mortgage Loan Asset-Backed Notes, Series 2004-3 (the “Notes”) on August 26, 2004 (the “Closing Date”). This Current Report on Form 8-K is being filed to satisfy an undertaking to file copies of certain agreements executed in connection with the issuance of the Notes, the forms of which were filed as Exhibits to the Registration Statement.

The Notes were issued pursuant to an Indenture (the “Indenture”) attached hereto as Exhibit 4.1, dated as of August 1, 2004, between the Trust and Deutsche Bank National Trust Company, in its capacity as indenture trustee (the “Indenture Trustee”). The Notes evidence indebtedness of the Trust and consist of twenty-five classes, Class 1A1 Notes, Class 1A2 Notes, Class 1A3 Notes, Class 1A4 Notes, Class 1A5 Notes, Class 1A6 Notes, Class 1M1 Notes, Class 1M2 Notes, Class 1M3 Notes, Class 1M4 Notes, Class 1B Notes (the “Group I Notes”), Class 2A1 Notes, Class 2A2 Notes, Class 2A3 Notes, Class 2A4 Notes, Class 2A5 Notes, Class 2A6 Notes, Class 2M1 Notes, Class 2M2 Notes, Class 2M3 Notes, Class 2M4 Notes, Class 2M5 Notes, Class 2M6 Notes, Class 2M7 and the Class 2B Notes (the “Group II Notes” and together with the Group I Notes, collectively the “Notes”). Also issued, but not offered by the Trust are the Trust Certificates (the “Trust Certificates”) evidencing the ownership interest in the Trust.

The primary assets of the Trust will consist of two groups of residential mortgage loans. One group contains first lien fixed rate mortgage loans and relates primarily to the Group I Notes. The second group is comprised of two pools, one of which contains first lien fixed- and adjustable-rate conforming mortgage loans and the other of which contains first lien fixed- and adjustable-rate conforming and non-conforming mortgage loans and relates primarily to the Group II Notes.

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Item 9.01 - Financial Statements and Exhibits:

(a) Not applicable

(b) Not applicable

(c) Exhibits:

1.1 Underwriting Agreement, dated August 24, 2004, among Accredited Home Lenders, Inc., as sponsor (the “Sponsor”), Accredited Mortgage Loan REIT Trust, a Maryland real estate investment trust (the “Seller”) and Lehman Brothers Inc., as Representative of the several Underwriters.

4.1 Indenture, dated as of August 1, 2004, between Accredited Mortgage Loan Trust 2004-3, a Delaware statutory trust acting through its owner trustee and Deutsche Bank National Trust Company, as Indenture Trustee.

4.2 Amended and Restated Trust Agreement, dated as of August 26, 2004, among the Sponsor, the Seller and U.S. Bank Trust National Association, as Owner Trustee.

8.1 Opinion of Dewey Ballantine LLP regarding tax matters, dated as of August 26, 2004.

10.1 Sale and Servicing Agreement, dated as of August 1, 2004, among Accredited Home Lenders, Inc., as Sponsor and as Master Servicer, Accredited Mortgage Loan Trust 2004-3, as Issuer, Countrywide Home Loans Servicing LP, as Backup Servicer, and the Indenture Trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Mortgage Loan Trust 2004-3

By:	Accredited Home Lenders, Inc.

By:	/s/ James A. Konrath
Name:	James A. Konrath
Title:	Chief Executive Officer

Dated: August 26, 2004

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EXHIBIT INDEX

1.1 Underwriting Agreement, dated August 24, 2004, among Accredited Home Lenders, Inc., as sponsor (the “Sponsor”), Accredited Mortgage Loan REIT Trust, a Maryland real estate investment trust (the “Seller”) and Lehman Brothers Inc., as Representative of the several Underwriters.

4.1 Indenture, dated as of August 1, 2004, between Accredited Mortgage Loan Trust 2004-3, a Delaware statutory trust acting through its owner trustee and Deutsche Bank National Trust Company, as indenture trustee.

4.2 Amended and Restated Trust Agreement, dated as of August 26, 2004, among the Sponsor, the Seller and U.S. Bank Trust National Association, as Owner Trustee.

8.1 Opinion of Dewey Ballantine LLP regarding tax matters, dated as of August 26, 2004.

10.1 Sale and Servicing Agreement, dated as of August 1, 2004, among Accredited Home Lenders, Inc., as Sponsor and as Master Servicer, Accredited Mortgage Loan Trust 2004-3, as Issuer, Countrywide Home Loans Servicing LP, as Backup Servicer and the Indenture Trustee.